                                  EXHIBIT 22
                                  ----------

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

                                                       Percentage
                                                       of Capital
    Name of                    State of                Stock Owned
    Subsidiary                 Incorporation           by Registrant
    ----------                 -------------           -------------
National Industrial Security     New York                 100%
  Corporation of New York


Centrix Entertainment and        Missouri                 100%
  Communications, Inc.


                                    F 13